Exhibit 99.1

Power REIT Acquires Greenhouse Property for Cannabis Cultivation in Highly Accretive Transaction

Enters into Long-Term Lease with The Apotheke – a Minority Woman-Owned Business

Old Bethpage, New York, January 14, 2021 (GLOBE NEWSWIRE) Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”) today announced that it acquired a 4.31-acre parcel in Ordway, Colorado (the “Property”) through a wholly owned subsidiary (“PropCo”).

The property has been leased by The Apotheke (“Apotheke”), a Minority Woman-Owned Business, which is owned and operated by Ms. Viviana Fernandez, and is one of only a few minority women owned cannabis businesses in Colorado. Ms. Fernandez is a seasoned operator with extensive grower and dispensary expertise.

Ms. Fernandez, The Apotheke’s owner and operator, commented, “I am excited to expand my operations and shift my operating focus to Crowley County because I believe greenhouses are the future for cannabis cultivation and this was a perfect union between us and Power REIT, which is focused on greenhouse facilities. As we move forward on our growth trajectory, we are confident that Power REIT will provide a long-term real estate solution that will serve our expansion needs. We hope to quickly grow this facility beyond this initial phase – we certainly have big plans for this property in the future.”

Power REIT has agreed to fund the immediate construction of an 21,548 square foot greenhouse and processing facility with a total capital commitment of approximately $1.8 million including the land acquisition cost. Concurrent with the acquisition of the Property, PropCo entered into a 20-year “triple-net” lease with Apotheke, which will operate a cannabis cultivation facility. The lease requires Apotheke to pay all property related expenses including maintenance, insurance and taxes. After the initial 20-year term, Apotheke’s lease provides two, five-year renewal options. The lease also has a personal guarantee from the owner.

The lease requires Apotheke to maintain a medical marijuana license and to operate in accordance with all Colorado and municipal regulations while prohibiting retail sales of its products from the property. The lease is structured to provide straight-line annual rent of approximately $342,000 which represents an unleveraged CORE FFO yield of approximately 19% on the invested capital. The transaction increases Power REIT’s CORE FFO on a run rate basis by approximately $0.09 per share. Core FFO assumptions are based on using proceeds from the pending Rights Offering Power REIT is conducting in order to fund the acquisition. Accordingly, such calculation is based on adding approximately 68,000 shares in order to provide an indication of the pro-forma impact from such acquisition.

David Lesser, Power REIT’s Chairman and CEO, commented, “This transaction is evidence of Power REIT’s commitment to ESG (Environment, Social and Governance), which is part of our focus on the “Triple Bottom Line and supports our investment thesis of investing in sustainable real estate while supporting a minority woman-owned business. We are happy to provide another iteration of this upgraded prototype greenhouse cultivation facility in Southern Colorado. We believe Ms. Fernandez is a high-quality business operator that has the expertise to ramp up her operations with our financial support.” Mr. Lesser concluded, “In addition, we believe that our previously announced Rights Offering, should allow shareholders the opportunity to participate in our immediate growth plans. We are optimistic about our acquisition pipeline and hope to announce additional acquisitions soon.”

FFO ASSUMPTIONS

The acquisition described above is immediately accretive to CORE FFO by adding approximately $342,000 of straight-line rent that translates to incremental CORE FFO of approximately $0.09 per share per annum on a run rate basis on a pro-forma basis adjusting for the shares that would be issued in the Rights Offering to fund the investment. Omitting any future acquisition or financing activity, this transaction along with the other recently announced greenhouse related transactions should increase CORE FFO per share to approximately $2.44 per year on an annualized run rate basis. This compares to CORE FFO of $0.56 per share prior to embarking on the Company’s updated business plan in July 2019 of focusing its real estate investments in Controlled Environment Agriculture properties.

UPDATED INVESTOR PRESENTATION

Power REIT has posted an updated investor presentation which is available using the following link: https://www.pwreit.com/investors

STATEMENT ON SUSTAINABILITY

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation. CEA Facilities, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s. Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis. Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

ABOUT POWER REIT

Power REIT is a real estate investment trust (REIT) that owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture. Additional information about Power REIT can be found on its website: www.pwreit.com

ABOUT THE APOTHEKE

The Apotheke was founded in 2018 in Colorado Springs by a woman on a mission to create craft quality Cannabis. With innovative solutions and cultivating techniques, we are setting a new standard in the Cannabis industry by breeding a vast selection of medical strains. We offer high quality cannabis flowers, edibles, ingestibles and topicals targeted to treat a variety of ailments. We are focused on creating an exceptional experience for our customers by educating and working with each individual to provide a product that will have a positive impact on their lives. Additional information about The Apotheke can be found on its website: https://www.theapotheke.co

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.

CONACT:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road
Old Bethpage, NY 11804
www.pwreit.com